UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2004

QUANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas 77027 (Address of principal executive offices)

Registrant’s telephone number, including area code: 713-961-4600

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                    On December 2, 2004, the Board of Directors of Quanex Corporation (the “Company”) declared a three-for-two stock split in the form of a 50% stock dividend payable on December 31, 2004 to share holders of record on December 17, 2004.  The Company is filing this Current Report on Form 8-K solely to present the retroactive impact of the stock split on earnings per share and weighted average common shares outstanding.

                    Following is a presentation of earnings per share and weighted average common shares outstanding as presented in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2004, and also a presentation of earnings per share and weighted average common shares outstanding on a retroactive basis after giving effect to the December 31, 2004 stock split:

Quanex Corporation

Earnings Per Share — Presentation of

Excluding Impact and Retroactive Impact of December 2004 Stock Split

	Years Ended October 31,
	2004	2003	2002
As Reported - Excluding Impact of Stock Split:
Basic earnings per common share:
Earnings from continuing operations	$3.50	$2.72	$3.62
Income (loss) from discontinued operations	(0.19)	(0.07)	0.12
Basic earnings per share	$3.31	$2.65	$3.74

Diluted earnings per common share:
Earnings from continuing operations	$3.45	$2.69	$3.41
Income (loss) from discontinued operations	(0.19)	(0.07)	0.11
Diluted earnings per share	$3.26	$2.62	$3.52

Weighted average common shares outstanding (000’s):
Basic	16,436	16,154	14,823
Diluted	16,698	16,384	16,237

After Retroactive Impact of Stock Split (Unaudited):
Basic earnings per common share:
Earnings from continuing operations	$2.34	$1.82	$2.42
Income (loss) from discontinued operations	(0.13)	(0.05)	0.08
Basic earnings per share	$2.21	$1.77	$2.50

Diluted earnings per common share:
Earnings from continuing operations	$2.30	$1.79	$2.27
Income (loss) from discontinued operations	(0.13)	(0.04)	0.07
Diluted earnings per share	$2.17	$1.75	$2.34

Weighted average common shares outstanding (000’s):
Basic	24,654	24,231	22,235
Diluted	25,047	24,576	24,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation

Date:	January 5, 2005	By:	/s/ Terry M. Murphy
Terry M. Murphy
Vice President — Finance and Chief Financial Officer
(Principal Financial Officer)